                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                             Exchange Act of 1934

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to ___________________ 14a-12

                          RAVISENT TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                                       Contact: Idalia Rodriguez
                                                              Investor Relations
                                                                    610-407-7345
                                                         irodriguez@ravisent.com
                                                         -----------------------

              RAVISENT ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

MALVERN, PA - November 12, 2001--RAVISENT Technologies Inc. (NASDAQ:RVST), a software and intellectual property licensing company, today announced financial results for its third quarter ended September 30, 2001.

For the third quarter ended September 30, 2001, the Company reported total revenues of $0.8 million compared to $4.2 million reported during the same period last year. The decrease in total revenues was due to the Company's sale of substantially all of the assets of its consumer electronics and Internet appliance businesses in March 2001, the discontinuance of hardware product lines during 2000, increased competition and continued weakness in the personal computer industry.

Net loss for the quarter was ($4.1) million, or ($0.22) per share, compared to ($10.3) million, or ($0.61) per share, for the comparable quarter in 2000. Pro forma net loss for the quarter was ($3.4) million, or ($0.18) per share, compared to pro forma net loss of ($6.0) million, or ($0.35) per share for the same quarter in 2000. Pro forma net loss for the quarter excludes amortization of goodwill and non-cash compensation related to warrants and stock options.

Tom Fogarty, RAVISENT's Chief Financial Officer, stated, "We continue to contain costs and make significant progress in repositioning the Company to pursue our announced strategic entry into the pervasive computing market.
This market is increasingly demanding business solutions that deliver enhanced productivity, lower operational costs and enable greater customer satisfaction. Our proposed acquisition, eMation, is pioneering just such solutions and the significant momentum they have demonstrated over the last quarter further validates that the Company is well positioned in a new growth market."

The Company has recently mailed a proxy statement to its shareholders containing information about the acquisition of eMation, which is expected to close during the fourth quarter of 2001.

About RAVISENT Technologies Inc.

RAVISENT is a software and intellectual property licensing company. RAVISENT's solutions are incorporated in products from leading personal computer and consumer electronics manufacturers, including, Dell Computer, Gateway, Hewlett-Packard, Elsa, Matrox, and ATI Technologies.

Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley and Japan. On June 28, 2001, RAVISENT announced that it offered to purchase all of the outstanding shares of eMation, Ltd. in exchange for 8 million shares of RAVISENT common stock and the assumption by RAVISENT of $5 million of eMation indebtedness.

The acquisition of eMation is subject to a number of closing conditions including, but not limited to, the approval by RAVISENT stockholders. More information about RAVISENT is available at www.ravisent.com.

All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance and the proposed acquisition of eMation. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein.

Such factors include, among others: RAVISENT's ability to consummate the acquisition of eMation and to achieve any benefits from the acquisition, the possibility that the closing conditions to the acquisition of eMation may not be satisfied and that the acquisition may not occur, the viability of DRM technology, the potential for growth in the pervasive computing market; RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, and government regulation.

Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a more complete discussion of these and other risks and uncertainties.

RAVISENT recently mailed a Proxy Statement to its stockholders containing information about the acquisition of eMation by RAVISENT. Stockholders of RAVISENT are urged to read the Proxy Statement carefully. The Proxy Statement contains important information about eMation, RAVISENT, the proposed acquisition of eMation by RAVISENT and related matters.

Investors and security holders are able to obtain free copies of the Proxy Statement through the Web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement may also be obtained from RAVISENT Technologies Inc. by directing a request through RAVISENT's Investor Relations Department, 257 Great Valley Parkway, Malvern, PA 19355.

Solicitation of Proxies

RAVISENT, its directors, executive officers and certain other members of its management and employees may be soliciting proxies from RAVISENT stockholders in favor of the acquisition of eMation.

Information concerning the participants in the solicitation of proxies is set forth in the Proxy Statement as filed with the Securities and Exchange Commission. The directors and officers of RAVISENT and eMation have interests in the acquisition, some of which may differ from, or may be in addition to, those of RAVISENT stockholders generally.

A description of the interests that the directors and officers of eMation and RAVISENT have in the acquisition are available in the Proxy Statement.

Copyright (c) 2001 RAVISENT Technologies. All rights reserved

RAVISENT TECHNOLOGIES INC.  AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands,  except per share amounts)

                                                                                Quarter Ended          Nine Months Ended
                                                                                September 30,            September 30,
                                                                                 (unaudited)              (unaudited)
                                                                              2001         2000         2001       2000
   Revenues:
     License                                                                $    571    $   3,318     $  3,607   $   9,272
     Services                                                                      -          435          407         701
     Hardware                                                                    270          475          437       4,811
                                                                            ---------   ----------    ---------  ----------
        Total revenues                                                           841        4,228        4,451      14,784
                                                                            ---------   ----------    ---------  ----------

   Cost of revenues:
     License                                                                     207          676        1,162       2,425
     Services                                                                      -          110           94         410
     Hardware                                                                    303          477          444       4,412
     Inventory charge                                                              -            -       13,420           -
                                                                            ---------   ----------    ---------  ----------
        Total cost of revenues                                                   510        1,263       15,120       7,247
                                                                            ---------   ----------    ---------  ----------

   Gross profit (loss)                                                           331        2,965      (10,669)      7,537
                                                                            ---------   ----------    ---------  ----------

   Operating expenses:
     Research and development
        Non-cash compensation                                                    228           95        2,082         257
        Other research and development expense                                 1,084        2,686        4,490       7,799
     Sales and marketing
       Non-cash compensation                                                      18        1,525           87       2,027
       Other sales and marketing expense                                       1,075        4,298        5,409       8,836
     General and administrative                                                    -
       Non-cash compensation                                                     275           71          387         167
       Other general and administrative expense                                2,620        2,182        7,281       7,840
     Depreciation and amortization                                               358        1,489        2,413       4,230
     Acquired in-process research and development                                  -        1,373            -       1,373
                                                                            ---------   ----------    ---------  ----------

   Total operating expenses                                                    5,658       13,719       22,149      32,529
                                                                            ---------   ----------    ---------  ----------

   Operating loss                                                             (5,327)     (10,754)     (32,818)    (24,992)

     Other (income) expense:
     Gains on sales of assets, net                                                 -            -       52,037           -
     Interest (income) expense, net and other income                            (520)        (433)      (1,567)     (1,647)
                                                                            ---------   ----------    ---------  ----------

   Income (loss) before income taxes (benefit)                                (4,807)     (10,321)      20,786     (23,345)

   Provision for income taxes (benefit)                                         (685)           7        1,123          44
                                                                            ---------   ----------    ---------  ----------
   Net income (loss)                                                        $ (4,122)   $ (10,328)    $ 19,663     (23,389)
                                                                            ---------   ----------    ---------  ----------

   Basic net income (loss) per weighted average common share outstanding    $  (0.22)   $   (0.61)    $   1.09   $   (1.45)
                                                                            ---------   ----------    ---------  ----------

   Diluted net income (loss) per weighted average common share outstanding  $  (0.22)   $   (0.61)    $   1.01   $   (1.45)
                                                                            ---------   ----------    ---------  ----------

   SHARES

   Weighted average number of common shares outstanding used
   in calculation of basic net income (loss) per share                        18,720       16,834       17,982      16,137
                                                                            ---------   ----------    ---------  ----------

   Weighted average number of common shares outstanding used
   in calculation of diluted net income (loss) per share                      18,720       16,834       19,451      16,137
                                                                            ---------   ----------    ---------  ----------

Pro Forma Results For All Periods Exclude Goodwill Amortization and Non-Cash Compensation Related to Options. Pro Forma Results for
the Nine Months Ended September 30, 2001 Additionally Exclude Non-Cash Compensation related to Warrants, Gains on Sales of Assets,
Income Taxes on Gains on Sales of Assets and Legal Settlement (Note 1)

   Pro forma net loss                                                       $ (3,353)   $  (5,966)    $(23,074)  $ (15,793)
                                                                            ---------   ----------    ---------  ----------

   Basic pro forma net loss per weighted average common share outstanding   $  (0.18)   $   (0.35)    $  (1.28)  $   (0.98)
                                                                            ---------   ----------    ---------  ----------

Note 1: Pro forma results for the quarter are presented for informational purposes only and are not in accordance with generally accepted accounting principles.

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

RAVISENT TECHNOLOGIES INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

                                                                            September 30,            December 31,
                                                                                2001                    2000
                                                                           --------------           -------------
                                                                             (unaudited)
Current assets:
    Cash, cash equivalents and restricted cash                              $     56,405             $      9,615
    Accounts receivable, net                                                         645                    5,901
    Inventory, net                                                                 8,078                   20,883
    Prepaid expenses and other current assets                                      4,318                    2,172
                                                                           --------------           -------------
      Total current assets                                                        69,446                   38,571
                                                                           --------------           -------------

    Furniture and equipment, net                                                   1,450                    3,995
    Goodwill and other intangibles, net and other assets                           7,295                   17,627
                                                                           --------------           -------------
      Total assets                                                          $     78,191             $     60,193
                                                                           ==============           =============

Current liabilities:
    Accounts payable                                                        $      2,372             $     11,088
    Accrued expenses                                                               5,336                    2,147
    Income taxes payable                                                           1,075                        -
    Deferred revenue                                                                 369                    1,473
    Other current liabilities                                                         46                      657
                                                                           --------------           -------------
      Total current liabilities                                                    9,198                   15,365
                                                                           --------------           -------------

Non-current liabilities
    Deferred income taxes                                                            564                        -
                                                                           --------------           -------------

      Total liabilities                                                            9,762                   15,365

      Total stockholders' equity                                                  68,429                   44,828

                                                                           --------------           -------------
Total liabilities and stockholders' equity                                  $     78,191             $     60,193
                                                                           ==============           =============

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